Exhibit 99.1

McCLATCHY ANNOUNCES STOCK REPURCHASE PROGRAM

SACRAMENTO, Calif., Aug. 19, 2015 – The McClatchy Company (NYSE-MNI) announced today that its board of directors approved a share repurchase program that authorizes the Company to purchase up to $15 million of the Company’s Class A common stock through Dec. 31, 2016. This authorization replaces a limited repurchase program of $7 million, which was announced on April 24, 2015, and covered the same time period. The stock purchases may be made from time to time in the open market or in privately negotiated transactions, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Pat Talamantes, McClatchy’s president and chief executive officer, said, “As we have reviewed our strategies for investing in digital ventures, our stock price presents us with an attractive opportunity to invest in our growth markets and digital operations through a stock buyback program. At McClatchy we have strategies to move our company forward in this ever-changing media environment and have faith in our future as a leading local digital media company in 28 strong markets across the nation. We are excited about our ability to purchase McClatchy shares at attractive prices and return value to existing shareholders.”

The Company also announced today that on August 17, 2015, it received a notice from the New York Stock Exchange (“NYSE”) that the Company’s common stock is not in compliance with the NYSE’s continued listing standard which requires that the average closing price of a listed company’s common stock remain above $1.00 per share, calculated over a period of consecutive 30 trading-days. The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt agreements.

Under the NYSE standards, the Company can regain compliance if, during the six-month period following receipt of the NYSE notice, on the last trading-day of any calendar month, the Company’s common stock has a closing price per share and a 30 trading-day average closing share price of at least $1.00. Further, if the Company determines that it will take a curative action that requires shareholder approval, the six-month period described above will extend to shortly after such annual meeting.

The Company intends to cure the price deficiency and return to compliance with the NYSE continued listing requirement within the applicable cure period. As required by the NYSE, the Company will notify the NYSE of its intent to cure. During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued NYSE listing requirements.

About McClatchy

The McClatchy Company is a 21st century news and information leader, publisher of iconic brands such as the Miami Herald, The Kansas City Star, The Sacramento Bee, The Charlotte Observer, the (Raleigh) News and Observer, and the (Fort Worth) Star-Telegram. McClatchy operates media companies in 28 U.S. markets in 14 states, providing each of its communities with high-quality news and advertising services in a wide array of digital and print formats. McClatchy is headquartered in Sacramento, Calif., and listed on the New York Stock Exchange under the symbol MNI.

Additional Information

Statements in this press release regarding the Company's future stock price, our expectations regarding future compliance with NYSE listing rules, our intent to seek a curative action requiring shareholder approval, if necessary, our intent to remain listed on the NYSE and the Company’s intent to regain compliance with NYSE listing and statements relating to the stock repurchase program and the timing and amount, if any, of the shares to be purchased thereunder which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," “intends,” "estimates" and similar expressions) should also be considered to be forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Actual results may differ materially from those contained in the forward looking statements in this press release. McClatchy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: we may be unable to regain compliance with NYSE listing standards within the specified cure period; that the value of our stock may not increase in value and we might be delisted; we might need to take actions to increase our stock value and such actions might not be successful, including, but not limited to, a reverse stock split of our common stock; non-compliance with the NYSE continued listing standards, our need to cure such deficiency or delisting could negatively impact us, including, but not limited to, our relationships with stockholders, businesses and lenders, our access to debt and equity financing, our ability to attract and retain personnel by means of equity compensation, the value and liquidity of our common stock, and it could materially and adversely affect our business, financial condition and results of operations, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to compete in our industry, fluctuations in the trading volume and market price of shares of our common stock, as well as the other risks detailed from time to time in the our publicly filed documents, including our Annual Report on Form 10-K for the year ended December 28, 2014, and in our periodic reports filed with the U.S. Securities and Exchange Commission. McClatchy undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Contact:	Ryan Kimball, Assistant Treasurer & Director of Investor Relations 916-321-1849 rkimball@mcclatchy.com

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